Exhibit 10.2

INVUITY, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into by and between Invuity, Inc. (the “Company”), and Scott Flora (“Executive”) as of the date the Company and Executive have each executed this Agreement, as set forth below.  The terms of this Agreement will become effective on March 1, 2018 (the “Effective Date”).

1.                                      Duties and Scope of Employment.

(a)                                 Positions and Duties.  As of the Effective Date, Executive will serve as the Company’s interim President and Chief Executive Officer (the “Interim CEO”).  During the time Executive is serving as the Interim CEO, he may hold himself out to the public as the “CEO” of the Company.  Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Company’s Board of Directors (the “Board”).  Executive will also continue to serve as a member of the Board.  The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b)                                 Obligations.  During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company.  For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.  Executive further agrees to comply with all Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term.

(c)                                  Termination Date.  Unless earlier agreed to in writing by the Company and Executive, this Agreement will terminate and Executive will cease to be an employee of the Company on the earlier of (i) the twelve (12) month anniversary of the Effective Date, or (ii) the date that the Board appoints a new President and Chief Executive Officer of the Company.

2.                                      At-Will Employment.  The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice.  Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

3.                                      Compensation.

(a)                                 Base Salary.  During the Employment Term, the Company will pay Executive an annual salary of $526,000 as compensation for his services (as adjusted from time to time, the “Base Salary”).  The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings.

(b)                                 Target Bonus.  Executive will be eligible to receive an annual target bonus of $490,000, less applicable withholdings, based on achievement of performance objectives at target levels to be determined by the Board in its sole discretion (the “Target Bonus”).  The Target Bonus, or any portion thereof, will be paid as soon as practicable after the Board determines that the Target Bonus has been earned, but in no event shall the Target Bonus be paid after the later of (i) the fifteenth (15th) day of the third (3rd) month following the close of the Company’s fiscal year in which the Target Bonus is earned or (ii) March 15 following the calendar year in which the Target Bonus is earned.

(c)                                  Restricted Stock Units.  The Company will recommend to the Board that the Board grant Executive an award of Company restricted stock units with a grant date fair value of $150,000 (the “RSUs”).  100% of the RSUs will vest on the twelve (12) month anniversary of the Effective Date, subject to the Executive continuing to be a “Service Provider” (as defined in the Plan) through the vesting date.  The RSUs will be subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan (the “Plan”) and a restricted stock unit award agreement thereunder.

(d)                                 Review and Adjustments. Executive’s Base Salary, Target Bonus, and other compensatory arrangements will be subject to review and adjustment in accordance with the Company’s applicable policies.

4.                                      Employee Benefits.  During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company.  The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5.                                      Vacation.  Executive will be entitled to paid vacation of twenty (20) business days per year in accordance with the Company’s vacation policy, with the timing and duration of specific days off mutually and reasonably agreed to by the parties hereto.

6.                                      Expenses.  The Company will reimburse Executive for reasonable travel (including first class air travel), entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.  Executive acknowledges and agrees that any reimbursements to Executive with respect to Executive’s travel from his personal residence to the Company’s offices in San Francisco or with respect to Executive’s lodging in San Francisco will constitute taxable compensation to Executive and will be subject to all applicable withholdings.

7.                                      Definition of Terms.  The following terms referred to in this Agreement will have the following meanings:

(a)                                 Affiliate.  “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code.

(b)                                 Code.  “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  Equity Awards. “Equity Awards” means Executive’s outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards.

(d)                                 Proprietary Information and Inventions Agreement.  “Proprietary Information and Inventions Agreement” means an Employee Invention Assignment and Confidentiality Agreement in the Company’s standard form.

7.                                      Confidential Information.  Executive agrees to execute and comply with the terms and conditions of the Proprietary Information and Inventions Agreement.

8.                                      Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution.  Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

9.                                      Notices.  All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Invuity, Inc.

Attn: Chief Financial Officer

444 De Haro Street

San Francisco, CA 94107

If to Executive:

at the last residential address known by the Company.

10.                               Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

11.                               Arbitration.

(a)                                 Arbitration.  In consideration of Executive’s employment with the Company, its promise to arbitrate all employment-related disputes, and Executive’s receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or termination thereof, including any breach of this Agreement, will be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1281.8 (the “Act”), and pursuant to California law.  The Federal Arbitration Act shall also apply with full force and effect, notwithstanding the application of procedural rules set forth under the Act.

(b)                                 Dispute Resolution.  Disputes that Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims.  Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

(c)                                  Procedure.  Executive agrees that any arbitration will be administered by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”).  The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing.  The arbitrator shall have the power to award any remedies available under applicable law, and the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law.  The Company will pay for any administrative or hearing fees charged by the administrator or JAMS, and all arbitrators’ fees, except that Executive shall pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fee as Executive would have instead paid had Executive filed a complaint in a court of law.  Executive agrees that the arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure and the California Evidence Code, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to the rules of conflict of law.  To the extent that the JAMS Rules conflict with California law, California law shall take precedence.  The decision of the arbitrator shall be in writing.  Any arbitration under this Agreement shall be conducted in San Diego County, California.

(d)                                 Remedy.  Except as provided by the Act, arbitration shall be the sole, exclusive, and final remedy for any dispute between Executive and the Company.  Accordingly, except as provided by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.  Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator will not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(e)                                  Administrative Relief.  Executive is not prohibited from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board.  However, Executive may not pursue court action regarding any such claim, except as permitted by law.

(f)                                   Voluntary Nature of Agreement.  Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.  Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL.  Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive’s choice before signing this Agreement.

12.                               Integration.  This Agreement and the Proprietary Information and Inventions Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral.  This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

13.                               Waiver of Breach.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

14.                               Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

15.                               Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

16.                               Governing Law.  This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

17.                               Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

18.                               Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year set forth below.

COMPANY:

INVUITY, INC.

By:	/s/ Marcia Fish	Date:	March 6, 2018
Title:	Chief Human Resources Officer

EXECUTIVE:

/s/ Scott Flora		Date:	March 6, 2018
SCOTT FLORA

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